EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-88542 of Monsanto Company on Form S-3 and the Registration Statement Nos. 333-51316, 333-64076, 333-97871, 333-104855 and 333-114682 of Monsanto Company on Form S-8 of our report of Renessen LLC dated September 25, 2003 appearing in the Annual Report on Form 10-K of Monsanto Company for the year ended August 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
November 2, 2004